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COMPANY UPDATE

COMPANY NEWS

BUSINESS UPDATE


CUNY THE CITY UNIVERSITY OF NEW YORK
Amesite Announces Partnership with The City University of New York
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On March 11th we were pleased to announce we are launching a program with the City University of New York (CUNY) to develop and implement professional learning.

"We are thrilled to provision CUNY with a branded platform to support their critical mission," said Dr. Ann Marie Sastry, Founder & CEO of Amesite Inc. "As the largest urban public university in the U.S., CUNY is a global gem, providing learning to over 500,000 learners every year. It is our strong intention to help them scale their professional offerings – they are exactly the kind of partner that we seek, to grow revenue and impact for the university and for Amesite."

Read the full press release here!

Additionally, on March 26th we were thrilled to announce that we have entered into a partnership with Conner Prairie, to launch an online Learning Community Environment™ that will offer K-12 programs for teachers, parents, and students, all delivered in a digital, easy-to-use, and collaborative format.


CONNER PRAIRIE
STEP INTO THE STORY
Amesite Announces Partnership with Conner Prairie
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"Through our partnership with Amesite, we are furthering our mission to inspire curiosity and foster learning by providing engaging and individualized experiences for everyone", said Norman Burns, President and CEO of Conner Prairie. "We are excited to partner with Amesite to create this new innovative digital learning platform that will expand our capabilities to deliver a best-in-class online learning experiences to our global community. It is yet another example of how Conner Prairie is changing the way the world views and uses museums."

Read the full press release here!

INNOVATION & PRODUCT


FOREFRONT
Global Technologies
Dashboard
Performance Overview
Performance Overview by Region

With the launch of Amesite's V4.3.0, enterprises can now launch with a **Global Learning Community Environment™ that enables them to easily auto-enroll employees and continuously track their progress across global organizations, divisions, job titles, and cities by directly integrating employee data.**

Amesite makes onboarding and training for large organizations effortless and scalable, on Day One!

Get a demo of our new capabilities!

UPCOMING & RECENT EVENTS

On May 5, Ann Marie will be presenting at the **Q2 Investor Summit**! Stay tuned for more details and a link to hear her share company updates and market insights!

Register to watch the presentation here!


Q2 Investor Summit
UPCOMING


ATD 2022 International Conference & EXPO
UPCOMING

Amesite will be at the **ATD Conference in Orlando, FL** this May 15 - 18! Are you planning to attend? If so, stop by **Booth 738** for some free swag and to say hello!

Register here!

Amesite is presenting at the **LD Micro Invitational** on Monday, June 7th at 2:30 PM PT | 5:30 PM ET at the Four Seasons Westlake! This is LD Micro's 12th Annual Invitational and is sure to be the best one yet. We hope to see you there – in person or virtually!

Register to watch the presentation here!


LD Micro Invitational
5:30 PM ET June 7, 2022
UPCOMING

SALES & MARKETING

At Amesite, we believe that knowledge is power. This philosophy extends from our mission as an EdTech SaaS company to our commitment to being a thought leader for our loyal community. With access to best-in-class technology, content, and experiences – our community and learners around the world are positioned for success and prosperity.

Check out last month's top blogs below for more information!

- 3 Key Considerations for Universities to Generate Revenue from Professional Programs
- Create eLearning Experiences that Drive Results: 3 Easy Steps to Move On-Ground Learning Online
- Professional Learning Ecosystems for Universities - the 3 Key Elements

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Amesite Inc.
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